Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

December 28, 2022

YishengBio Co., Ltd
Building No. 2, 38 Yongda Road
Daxing Biomedical Industry Park
Daxing District, Beijing
People’s Republic of China

Ladies and Gentlemen:

YishengBio Co., Ltd, a Cayman Islands exempted company (the “Company”), is filing with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), warrants to be assumed by the Company (the “Warrants”) originally issued by Summit Healthcare Acquisition Corp., a Cayman Islands exempted company (“Summit”), issued pursuant to a warrant agreement dated as of May 13, 2021 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and Summit (the “Warrant Agreement”), pursuant to (a) the Business Combination Agreement dated as of September 29, 2022 among the Company, Oceanview Bioscience Acquisition Co., Ltd., a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub I”), Hudson Biomedical Group Co., Ltd., a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub II”), and Summit (the “Business Combination Agreement”), providing for (a) the merger of Merger Sub I with and into Summit (the “First Merger”) with Summit surviving the First Merger as a wholly-owned subsidiary of the Company (such company, as the surviving entity of the First Merger, the “Surviving Entity”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of the Company; and (b) the warrant assignment agreement (the “Warrant Assignment Agreement”) dated as of September 29, 2022 between the Company, Summit and Continental.

Pursuant to the Business Combination Agreement, at the effective time of the First Merger, each warrant issued by Summit (the “Summit Warrant”) to acquire one Class A ordinary share of Summit, par value $0.0001 per share (the “Summit Class A Ordinary Share”), outstanding immediately prior to the Initial Merger Effective Time, will cease to be a warrant with respect to Summit Class A Ordinary Shares and will be assumed by the Company and converted into one Warrant to purchase such number of ordinary share of the Company, par value $0.00002 per share (the “Company Ordinary Share”, together with the Summit Warrant, the Summit Class A Ordinary Share, the Warrant, the “Securities”). Upon assumption by the Company of the Warrants at the consummation of the Mergers, each whole Warrant, once exercisable pursuant to the terms of the Warrant Agreement, will entitle the Warrant holder to purchase one Company Ordinary Share. The assumption will be effected by the Warrant Assignment Agreement.

We have acted as special United States counsel for the Company in connection with the Mergers. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	The Registration Statement on Form F-4 of the Company relating to the Business Combination Agreement filed with the Commission on December 28, 2022 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Wilson Sonsini Goodrich & Rosati, Professional Corporation

austin   beijing   boston   BOULDER   brussels   hong kong   london   los angeles   new york   palo alto
SALT LAKE CITY   san diego   san francisco   seattle   shanghai   washington, dc   wilmington, de

YishengBio Co., Ltd

(b)	the Business Combination Agreement;

(c)	the form of the Plan of Merger between Merger Sub I and Summit attached as Exhibit C to the Business Combination Agreement;

(d)	the Warrant Agreement;

(e)	the Warrant Assignment Agreement; and

(f)	a specimen warrant certificate of the Company (the “Warrant Certificate”) in the form of Exhibit 4.6 to the Registration Statement.

The Business Combination Agreement, Warrant Agreement, the Warrant Assignment Agreement and the Warrant Certificate are referred to herein collectively as the “Transaction Agreements.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Transaction Agreements have been duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) the Securities have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (viii) the Transaction Agreements and any other documents with respect to any Securities offered have been or will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered have been or will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Transaction Agreements; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Agreements; (v) the Transaction Agreements have been or will be duly authorized by all requisite corporate action on the part of the Company; and (vi) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected.

YishengBio Co., Ltd

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we advise you that, upon assumption of the Warrants pursuant to the Business Combination Agreement and execution of the Warrant Assumption Agreement by the parties thereto, in our opinion the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation